UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2015 (March 13, 2015)

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

c/o Avenue Capital Group
399 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-878-3504

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On March 13, 2015, ACRE Realty Investors Inc. (the “Company”) used $2,040,000 of the proceeds of the investment received from A-III Investment Partners LLC pursuant to that certain Stock Purchase Agreement, dated November 19, 2014, which closed on January 30, 2015 (the “Closing”), to pay-off in full the promissory note relating to the Company’s mortgage debt encumbered by its Northridge property. The pay-off amount had previously been set aside and deposited into an escrow account for this purpose in connection with the Closing. As a result of the payment, the Promissory Note, dated January 13, 2015, by and between Northridge Parkway, LLC and Paul J. A. Lex van Hessen (Northridge), the Deed to Secure Debt, Security Agreement and Fixture Filing dated January 13, 2015 by and between Northridge Parkway, LLC and Paul J. A. Lex van Hessen (Northridge) and the Guaranty dated January 13, 2015 by ACRE Realty LP and the Company in favor of Paul J. A. Lex van Hessen (Northridge) and all related agreements between the Company and its affiliates and Paul J. A. Lex van Hessen were terminated.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACRE REALTY INVESTORS INC.

Dated: March 17, 2015	By:	/s/ Gregory I. Simon
Gregory I. Simon
Executive Vice President, General Counsel and Secretary